JANUARY 11, 2005 AMENDMENT
                           TO THE EMPLOYMENT AGREEMENT
                                     BETWEEN
                      COLORADO SATELLITE BROADCASTING, INC.
                                       AND
                                   KEN BOENISH


This amendment dated January 11, 2005 ("January 11, 2005 Amendment") amends the Employment Agreement dated April 1, 2003, and all amendments thereto (collectively the "Employment Agreement"), between Colorado Satellite Broadcasting, Inc. ("CSB") and Ken Boenish ("Executive"). Unless otherwise defined in this January 11, 2005 Amendment, all defined terms used herein shall have the meaning as set forth in the Employment Agreement. The parties hereby agree to amend the Employment Agreement as follows:

Section 1. Employment Period
The end of the Employment Period shall be extended to midnight on March 31, 2007.

Section 2. Terms of Employment, Subsection (B)(i) Base Salary
Beginning on April 1, 2005, the Base Salary, which shall be paid in equal installments on a bi-weekly basis, shall be at the annual rate of not less than Three Hundred and Fifty Thousand Dollars ($350,000) per year.

To the extent that this January 11, 2005 Amendment contains additional terms or terms that conflict with the Employment Agreement, the terms of this January 11, 2005 Amendment shall control. Other than the changes above, the terms and condition of the Employment Agreement remain unchanged and in full force and effect.


Colorado Satellite Broadcasting, Inc.         Executive

By: /s/ Michael Weiner                        By: /s/ Ken Boenish
   ----------------------------                   ----------------------------
Name: Michael Weiner                          Name: Ken Boenish

Title: Executive Vice President